Exhibit 99.1

Moving iMage Technologies Announces First Quarter Fiscal 2024 Results

Revenue increased 13%; gross profit increased 17%; record quarterly gross margin of 27.4%; GAAP and Non-GAAP EPS of $0.04

Fountain Valley, CA – November 14, 2023: Moving iMage Technologies, Inc. (NYSE AMERICAN: MITQ), (“MiT”), a leading technology and services company for cinema, Esports, stadiums, arenas and other out-of-home entertainment venues, today announced results for its first quarter ended September 30, 2023.

“We started the new fiscal year on a strong note with double-digit growth in revenue, gross margin expansion and profits,” said Phil Rafnson, chairman and chief executive officer, MiT. “We’ve been talking about a technology refresh cycle for several quarters now, and this quarter’s results were encouraging, as projector replacements and our ADA compliance products were a key driver. We also made progress on several of the newer initiatives that we expect to drive revenue growth and profits over the next several years, including receiving our first orders for LEA Professional’s smart power amplifiers.

“From a capital allocation perspective, we put in place a 10b5-1 trading program for our previously approved share buyback at the end of the quarter. This meant that beginning November 1, the number of trading days that we could repurchase shares increased to approximately 250 days per year versus 90 days previously.”

First Quarter Fiscal 2024 Highlights (versus Fiscal 1Q23)

●	Revenue increased 13.4% to $6.6 million compared to $5.9 million;
●	Gross Profit increased of $1.8 million compared to $1.6 million; Gross Margin of 27.4%;
●	GAAP Operating Income of $0.4 million compared to $0.0 million;
●	GAAP Net Income and Earnings per Share (EPS) of $0.4 million and $0.04 compared to a GAAP Net Loss and Loss per Share of ($0.1) million and ($0.01), respectively;
●	Non-GAAP Income and EPS of $0.4 million and $0.04 compared to Non-GAAP Net Income and Income per Share of $0.1 million and $0.01, respectively.

Select Financial Metrics: FY24 versus FY23 as of 9/30/2023*
(in millions, except for Loss per Share and percentages)	1Q24	1Q23	Change
Total Revenue	$6.6	$5.9	13.4%
Gross Profit	$1.8	$1.6	16.7%
Gross Margin	27.4%	26.6%
Operating Loss	$0.4	$0.0	700.0%
Operating Margin	5.8%	0.8%
GAAP Net Loss	$0.4	($0.1)	nm
GAAP Loss Per Share	$0.04	($0.01)	nm
Non-GAAP Net Loss	$0.4	$0.1	nm
Non-GAAP Loss Per Share	$0.04	$0.01	nm
nm = not measurable/meaningful; *may not add up due to rounding

Fiscal 2024 Commentary

“With the Hollywood strikes now behind us, the industry can jump start the production and release schedules and our customers, the cinema owners, which were not able to budget their expenditures with any confidence during the strike, can now start planning as well. Our initial fiscal 2024 guidance, which only included our legacy business and not our newer and emerging businesses, of low double-digit revenue growth with continuing to move towards break-even on a non-GAAP basis, took these delays into account with a down second quarter and a stronger second half of the year.

“That said, we continue to see multiple upside opportunities from our newer initiatives, which aren’t included in our current guidance. For instance, our guidance doesn’t include any sales of LEA Professional smart power amplifiers, but, in the second fiscal quarter, we’ve already announced two orders for these products, and there is ongoing evaluation and testing occurring at more theaters as we speak. Additional areas of potential upside include: an ADA compliance product refresh at a large national circuit that we are working to lock down; order growth in Esports shipments above the modest fiscal 2023 levels; National Amusements rolling out CineQC to its international locations; initial sales of MiTranslator and other international sales. Given these significant opportunities to accelerate growth, we plan to provide updates throughout the year as our growth initiatives hit milestones,” concluded Rafnson.

Trended Financials *
(in millions, except for Loss per								YTD
Share and percentages)	1Q23	2Q23	3Q23	4Q23	1Q24	FY22	FY23	FY24
Total Revenue	$5.9	$4.8	$3.7	$5.8	$6.6	$18.4	$20.2	$6.6
Gross Profit	1.6	1.3	1.0	1.4	1.8	4.5	5.3	1.8
Gross Margin	26.6%	27.1%	27.9%	24.2%	27.4%	24.3%	26.3%	27.4%
Operating Income (Loss)	0.0	(0.1)	(0.5)	(1.4)	0.4	1.8	2.0	0.4
Operating Margin	0.8%	-2.8%	-14.1%	-23.5%	5.8%	-9.6%	-9.8%	5.8%
GAAP Net Income (Loss)	$ (0.1)	$ 0.0	$ (0.4)	$ (1.3)	$ 0.4	$ (1.3)	$ (1.8)	$ 0.4
Diluted Income (Loss) Per Share	$ (0.01)	$ 0.00	$ (0.04)	$ (0.12)	$ 0.04	$ (0.13)	$ (0.16)	$ (0.04)
Non-GAAP Net Income (Loss)	$ 0.1	$ 0.00	$ (0.4)	$ (0.2)	$ 0.4	$ (1.5)	$ (0.7)	$ 0.4
Non-GAAP Diluted Income (Loss) Per Share	$ 0.01	$ 0.00	$ (0.04)	$ (0.02)	$ 0.04	$ (0.14)	$ (0.07)	$ 0.04
nm = not measurable/meaningful;
* may not add up due to rounding

Dial-in and Webcast Information

Date/Time: Tuesday, November 14, 2023, 12:00 p.m. ET

Toll-Free: 1-877-407-4018
Toll/International: 1-201-689-8471

Call me™: Participants can use Guest dial-in #s above and be answered by an operator OR click the Call me™ Link for instant telephone access to the event. Call me™ link will be made active 15 minutes prior to scheduled start time.

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1642336&tp_key=f7b20dddac

Telephone Replay
Replay Dial-In: 1-844-512-2921 or 1-412-317-6671
Replay Expiration: Tuesday, November 28, 2023 at 11:59 p.m. ET
Access ID: 13742538
Telephone Replays will be made available after conference end time.

About Moving iMage Technologies

Moving iMage Technologies is a leading manufacturer and integrator of purpose-built technology solutions and equipment to support a wide variety of entertainment applications, with a focus on motion picture exhibitions, sports venues and eSports. MiT offers a wide range of products and services, including custom engineering, systems design, integration and installation, enterprise software solution, digital cinema, A/V integration, as well as customized solutions for emerging entertainment technology. MiT’s Caddy Products division designs and sells proprietary cup-holder and other seating-based products and lighting systems for theaters and stadiums.  For more information, visit www.movingimagetech.com.

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

About Moving iMage Technologies

Moving iMage Technologies is a leading manufacturer and integrator of purpose-built technology solutions and equipment to support a wide variety of entertainment applications, with a focus on motion picture exhibitions, sports venues and eSports. MiT offers a wide range of products and services, including custom engineering, systems design, integration and installation, enterprise software solution, digital cinema, A/V integration, as well as customized solutions for emerging entertainment technology. MiT’s Caddy Products division designs and sells proprietary cup-holder and other seating- based products and lighting systems for theaters and stadiums. For more information, visit www.movingimagetech.com.

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share amounts)

	September 30,	June 30,
	2023	2023
	(unaudited)
Assets
Current Assets:
Cash	$6,408	$6,616
Accounts receivable, net	2,042	905
Inventories, net	4,752	4,419
Prepaid expenses and other	248	451
Total Current Assets	13,450	12,391
Long-Term Assets:
Right-of-use asset	349	415
Property and equipment, net	26	28
Intangibles, net	466	480
Other assets	16	16
Total Long-Term Assets	857	939
Total Assets	$14,307	$13,330

Liabilities And Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,912	$1,507
Accrued expenses	843	618
Customer deposits	2,153	3,169
Lease liability–current	288	280
Unearned warranty revenue	12	26
Total Current Liabilities	6,208	5,600

Long-Term Liabilities:
Lease liability–non-current	76	151
Total Long-Term Liabilities	76	151
Total Liabilities	6,284	5,751
Stockholders’ Equity
Common stock, $0.00001 par value, 100,000,000 shares authorized, 10,685,778 and 10,685,778 shares issued and outstanding at September 30, 2023 and June 30, 2023, respectively	—	—
Additional paid-in capital	12,467	12,462
Accumulated deficit	(4,444)	(4,883)
Total Stockholders’ Equity	8,023	7,579
Total Liabilities and Stockholders’ Equity	$14,307	$13,330

The accompanying notes are an integral part of these condensed consolidated financial statements.

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share amounts)

	Three Months Ended	Three Months Ended
	September 30,	September 30,
	2023	2022
	(unaudited)
Net sales	$6,635	$5,852
Cost of goods sold	4,816	4,293
Gross profit	1,819	1,559

Operating expenses:
Research and development	67	66
Selling and marketing	542	610
General and administrative	826	835
Total operating expenses	1,435	1,511
Operating profit	384	48
Other income (expense)
Unrealized loss on marketable securities	—	(140)
Realized loss on marketable securities	—	(23)
Interest and other income, net	55	20
Total other expense (income)	55	(143)

Net profit/(loss)	$439	$(95)

Weighted average shares outstanding: basic and diluted	10,685,778	10,928,724
Net profit/(loss) per common share basic and diluted	$0.04	$(0.01)

The accompanying notes are an integral part of these condensed consolidated financial statements.

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended	Three Months Ended
	September 30,	September 30,
	2023	2022
Cash flows from operating activities:

Net profit/(loss)	$439	$(95)
Adjustments to reconcile net profit/(loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts	1	3
Depreciation expense	3	2
Amortization expense	14	24
ROU amortization	66	(5)
Stock option compensation expense	5	—
Unrealized loss on investments	—	140
Realized loss on investments	—	23
Changes in operating assets and liabilities
Accounts receivable	(1,138)	9
Inventories, net	(333)	(887)
Prepaid expenses and other	203	425
Accounts payable	1,405	1,597
Accrued expenses	225	28
Unearned warranty revenue	(14)	28
Customer deposits	(1,016)	(1,312)
Lease liabilities	(67)	—
Net cash used in operating activities	(207)	(20)
Cash flows from investing activities
Sales of marketable securities	—	493
Purchases of marketable securities	—	(517)
Purchases of property and equipment	(1)	(2)
Net cash used in investing activities	(1)	(26)

Net decrease in cash	(208)	(46)
Cash, beginning of the year	6,616	2,340
Cash, end of the year	$6,408	$2,294

The accompanying notes are an integral part of these condensed consolidated financial statements.

Use of Non-GAAP Measures

The Company uses non-GAAP net income/loss and earnings/loss per share as a measure customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that that the elimination of one-time items and non-cash stock compensation expense is useful in evaluating our core operating results and when comparing results to prior periods. However, non-GAAP metrics are not a measure of financial performance under GAAP in the United States of America and should not be considered an alternative to net income as an indicator of our operating performance.

(in millions, except for Loss per Share and percentages)
	1Q24	1Q23	Change
Total Revenue	$6.6	$5.9	13.4%
Gross Profit	$1.8	$1.6	16.7%
Gross Margin	27.4%	26.6%
Operating Loss	$0.4	$(0.0)	700.0%
Operating Margin	5.8%	0.8%
GAAP Net Income (Loss)	$0.4	$(0.1)	nm
GAAP Income (Loss) Per Share	$0.04	$(0.01)	nm
Non-GAAP Income (Loss)	$0.4	$0.1	nm %
Non-GAAP Income (Loss) Per Share	$0.04	$0.01	nm %